UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):				June 30, 2021

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware		1-9172		34-1505819
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

5875 Landerbrook Drive
Suite 220
Cleveland,	Ohio			44124-4069
(Address of principal executive offices)				(Zip code)
		(440)	229-5151
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $1 par value per share	NC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement and
Item 1.02 Termination of a Material Definitive Agreement.

The Falkirk Mining Company (“Falkirk”), a wholly owned subsidiary of NACCO Industries, Inc. (“NACCO”), operates the Falkirk Mine in North Dakota. Falkirk is the sole supplier of lignite coal to the Coal Creek Station power plant pursuant to a contract under which Falkirk also supplies approximately 0.3 million tons of lignite coal per year to Spiritwood Station power plant. Coal Creek Station and Spiritwood Station are owned by Great River Energy (“GRE”). On May 7, 2020, GRE announced its intent to retire Coal Creek Station in the second half of 2022 and modify Spiritwood Station to be fueled by natural gas. GRE was also willing to consider opportunities to sell Coal Creek Station.

On June 30, 2021, GRE entered into an agreement to sell Coal Creek Station and the adjacent high-voltage direct current transmission line to Bismarck, North Dakota-based Rainbow Energy Center, LLC (“Rainbow Energy”) and its affiliates. Certain owners of Rainbow Energy control other entities that engage in several aspects of the energy industry, including oil and gas production and exploration, natural gas and power marketing, crude oil marketing and other oil and gas midstream projects. Rainbow Energy intends to operate Coal Creek Station as a strategic part of its energy marketing, sales and trading business. Rainbow Energy also plans to pursue carbon capture and sequestration at Coal Creek Station.

The transaction between GRE and Rainbow Energy is subject to the satisfaction of certain conditions, including regulatory approvals associated with the sale of Coal Creek Station and the related transmission assets and the posting of a performance bond related to final mine reclamation. If the conditions are satisfied, the transaction is expected to close before the end of 2021.

Upon completion of the sale, the existing Coal Sales Agreement, the existing Mortgage and Security Agreement and the existing Option Agreement between GRE and Falkirk will be terminated, and Falkirk and GRE will enter into a termination and release of claims agreement. Under the agreement, GRE will pay Falkirk $14.0 million in cash, as well as transfer ownership of an office building located in Bismarck, North Dakota, and convey membership units in Midwest AgEnergy to another wholly owned and consolidated subsidiary of NACCO. NACCO currently holds a modest investment in Midwest AgEnergy, which operates two ethanol facilities in North Dakota.

A new Coal Sales Agreement (“CSA”) between Falkirk and Rainbow Energy will become effective and Falkirk will begin supplying all coal requirements of Coal Creek Station concurrent with Rainbow Energy’s acquisition of the power plant. Falkirk will no longer make any coal deliveries to GRE’s Spiritwood Station. The terms of the CSA specify that Rainbow Energy will pay Falkirk a management fee per ton of coal delivered and Rainbow Energy will be responsible for funding all mine operating costs, and directly or indirectly providing all of the capital required to operate the mine. Falkirk will perform final mine reclamation, which will be funded in its entirety by Rainbow Energy. In connection with Rainbow Energy’s funding of Falkirk’s mining and reclamation costs, Rainbow Energy and Falkirk will enter into a Funding Agreement obligating Rainbow Energy to provide or arrange funding for Falkirk, and a Mortgage and a separate Security Agreement, granting Rainbow Energy and its lenders a security interest in the real and personal property of Falkirk, exercisable in the event of a Falkirk event of default. In addition, REMC Assets, LP, the owner of Rainbow Energy and an affiliate that will own GRE’s high voltage direct current transmission line between the power plant and an interconnection point near Minneapolis, Minnesota, will deliver to Falkirk a Guaranty of Rainbow Energy’s obligations under the CSA and the related agreements.

The initial production period is expected to run ten years from the effective date of the CSA, but the CSA may be extended or terminated early under certain circumstances. If Rainbow Energy terminates the CSA and closes Coal Creek Station before 2027, Falkirk will be entitled to an additional payment from GRE under the terms of the termination and release of claims agreement. The additional payment amount ranges from $8 million if the closure occurs before 2024 to $2 million if the closure occurs in 2026. To support the transfer to new ownership, Falkirk has agreed to a reduction in the current per ton management fee from the effective date of the new Coal Sales Agreement through May, 31, 2024. After May 31, 2024, the per ton management fee increases to a higher base in line with current fee levels and thereafter adjusts annually according to specific indices which track broad measures of U.S. inflation.

Falkirk delivered a total of 7.2 million and 7.4 million tons of lignite coal during 2020 and 2019, respectively. Deliveries in the remainder of 2021 and in 2022 are anticipated to be approximately 7 million tons annualized based on initial forecasts, but annual delivery levels from 2023 forward depend on a number of factors, including Rainbow Energy’s ability to sell energy and capacity related to the power plant and Rainbow Energy’s successful implementation of carbon capture and storage at Coal Creek Station, all of which are out of Falkirk’s primary control. The reduction in forecasted tons includes the loss of approximately 0.3 million tons delivered to Spiritwood Station, which will run on natural gas after the effective date of the CSA.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 30, 2021		NACCO INDUSTRIES, INC.

		By:	/s/ Elizabeth I. Loveman
Elizabeth I. Loveman
Vice President and Controller